Exhibit 99.1

WILLIAMS-SONOMA, INC.

3250 Van Ness Avenue

San Francisco, CA 94109

CONTACT:
Julie P. Whalen
EVP, Chief Financial Officer
(415) 616-8524

Gabrielle L. Rabinovitch
Vice President, Investor Relations
(415) 616-7727

PRESS RELEASE

Williams-Sonoma, Inc. announces second quarter 2015 results

Net revenues grow 8.5%, with comparable brand revenue growth of 6.3%

and diluted EPS of $0.58

San Francisco, CA, August 26, 2015 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the second fiscal quarter ended August 2, 2015 (“Q2 15”) versus the second fiscal quarter ended August 3, 2014 (“Q2 14”).

2nd QUARTER 2015 RESULTS

•	Q2 15 net revenues grew 8.5% to $1.127 billion versus $1.039 billion in Q2 14, with comparable brand revenue growth of 6.3%.
•	Q2 15 operating margin was 7.4% versus 8.2% in Q2 14.
•	Q2 15 diluted earnings per share (“EPS”) was $0.58 versus $0.53 in Q2 14.
•	Cash returned to stockholders totaled $104.5 million, comprising $72.4 million in stock repurchases and $32.1 million in dividends.

Laura Alber, President and Chief Executive Officer, commented, “We are pleased to have delivered another quarter of solid performance, once again demonstrating the competitive advantage from our multi-brand, multi-channel, business model. As anticipated, during the quarter, we incurred incremental supply chain costs primarily associated with the west coast port disruption to restore our in-stock inventory levels, allowing us to provide superior long-term customer service. We are focused on disciplined execution against our strategic growth initiatives.”

Net revenues increased to $1.127 billion in Q2 15 from $1.039 billion in Q2 14.

Comparable brand revenue growth in Q2 15 increased 6.3% on top of 5.7% in Q2 14 as shown in the table below:

2nd Quarter Comparable Brand Revenue Growth by Concept*

	Q2 15		Q2 14

Pottery Barn	6.4%		4.4%
Williams-Sonoma	(0.3%	)	3.4%
West Elm	15.7%		16.7%
Pottery Barn Kids	3.3%		5.6%
PBteen	3.9%		(1.0%)

Total	6.3%		5.7%

* See the Company’s 10-K and 10-Q filings for the definition of comparable brand revenue growth.

E-commerce net revenues in Q2 15 increased 9.1% to $570 million from $523 million in Q2 14. E-commerce net revenues generated 51% of total company net revenues in Q2 15, compared to 50% in Q2 14.

Retail net revenues in Q2 15 increased 7.9% to $557 million from $517 million in Q2 14.

Operating margin in Q2 15 was 7.4% compared to 8.2% in Q2 14:

•	Gross margin was 36.1% in Q2 15 versus 36.8% in Q2 14.

•	Selling, general and administrative (“SG&A”) expenses were $323 million, or 28.7% of net revenues in Q2 15, versus $297 million, or 28.6% of net revenues, in Q2 14.

EPS in Q2 15 was $0.58 versus $0.53 in Q2 14.

Merchandise inventories at the end of Q2 15 increased 15.3% to $1.031 billion from $895 million at the end of Q2 14.

The effective income tax rate in Q2 15 was 35.4% versus 40.5% in Q2 14, reflecting the favorable resolution of certain income tax matters.

STOCK REPURCHASE PROGRAM

During Q2 15, we repurchased 899,301 shares of common stock at an average cost of $80.55 per share and a total cost of approximately $72 million. As of August 2, 2015, there was approximately $162 million remaining under the three-year, $750 million stock repurchase program announced in March 2013.

FISCAL YEAR 2015 FINANCIAL GUIDANCE

3rd Quarter 2015 Guidance Financial Highlights
Total Net Revenues (millions)	$1,190 – $1,220
Comparable Brand Revenue Growth	4% – 6%
Diluted EPS	$0.68 – $0.73

Fiscal Year 2015 Guidance Financial Highlights
(Includes impact of the west coast port slowdown)*
Total Net Revenues (millions)	$4,950 – $5,020
Comparable Brand Revenue Growth	4% – 6%
Operating Margin	10.2% – 10.5%
Diluted EPS	$3.35 – $3.45
Income Tax Rate	38.3% – 38.8%
Capital Spending (millions)	$200 – $220
Depreciation and Amortization (millions)	$170 – $180
* We have estimated the impact of the west coast port slowdown to be an approximate $30 million to $40 million reduction in net revenues and a $0.10 to $0.12 reduction in EPS in fiscal year 2015.

Store Opening and Closing Guidance by Retail Concept*
	FY 2014 ACT	FY 2015 GUID
	Total	New	Close	End
Williams-Sonoma	243	5	(10)	238
Pottery Barn	199	4	(6)	197
Pottery Barn Kids	85	6	(4)	87
West Elm	69	18	-	87
Rejuvenation	5	1	-	6
Total	601	34	(20)	615

* Included in the FY 14 store count are 13 stores in Australia and one store in the UK. FY 15 guidance includes six additional Australian stores.

CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, August 26, 2015, at 2:00 P.M. (PT). The call, hosted by Laura Alber, President and Chief Executive Officer, will be open to the general public via live webcast and can be accessed at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

SEC REGULATION G — NON-GAAP INFORMATION

We have reconciled non-GAAP diluted EPS with the most directly comparable GAAP financial measure in Exhibit 1. This non-GAAP financial measure excludes the impact of unusual business events which occurred in FY 14. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our FY 15 guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements relating to: our growth initiatives; our future financial guidance, including Q3 15 and FY 2015 guidance; our three-year stock repurchase program; the impact of the west coast port slowdown; and our proposed store openings and closures.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: accounting adjustments as we close our books for Q2 15; continuing changes in general economic conditions, and the impact on consumer confidence and consumer spending; new interpretations of or changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; changes in consumer spending based on weather, political, competitive and other conditions beyond our control; delays in store openings; competition from companies with concepts or products similar to ours; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management; our ability to manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in e-marketing, infrastructure and regulation; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; challenges associated with our increasing global presence; dependence on external funding sources for operating capital; disruptions in the financial markets; our ability to control employment, occupancy and other operating costs; our ability to improve our systems and processes; changes to our information technology infrastructure; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2015 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.

Williams-Sonoma, Inc. is a specialty retailer of high-quality products for the home. These products, representing eight distinct merchandise strategies – Williams-Sonoma, Pottery Barn, Pottery Barn Kids, West Elm, PBteen, Williams-Sonoma Home, Rejuvenation, and Mark and Graham – are marketed through e-commerce websites, direct mail catalogs and 612 stores. Williams-Sonoma, Inc. currently operates in the United States, Canada, Australia and the United Kingdom, offers international shipping to customers worldwide, and has unaffiliated franchisees that operate stores in the Middle East and the Philippines.

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Thirteen weeks ended August 2, 2015 and August 3, 2014

(Dollars and shares in thousands, except per share amounts)

	2nd Quarter
	2015		2014
		% of		% of
	$	Revenues	$	Revenues
E-commerce net revenues	$569,913	50.6%	$522,589	50.3%
Retail net revenues	557,115	49.4	516,513	49.7

Net revenues	1,127,028	100.0	1,039,102	100.0
Cost of goods sold	720,403	63.9	657,004	63.2

Gross profit	406,625	36.1	382,098	36.8
Selling, general and administrative expenses	323,282	28.7	296,762	28.6

Operating income	83,343	7.4	85,336	8.2
Interest (income) expense, net	275	—	40	—

Earnings before income taxes	83,068	7.4	85,296	8.2
Income taxes	29,400	2.6	34,549	3.3

Net earnings	$53,668	4.8%	$50,747	4.9%

Earnings per share (EPS):
Basic	$0.59		$0.54
Diluted	$0.58		$0.53
Shares used in calculation of EPS:
Basic	91,243		93,979
Diluted	92,564		95,839

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Earnings (unaudited)

Twenty-six weeks ended August 2, 2015 and August 3, 2014

(Dollars and shares in thousands, except per share amounts)

	Year-to-Date
	2015		2014
	$	% of Revenues	$	% of Revenues
E-commerce net revenues	$1,102,486	51.1%	$1,013,878	50.4%
Retail net revenues	1,055,218	48.9	999,554	49.6

Net revenues	2,157,704	100.0	2,013,432	100.0
Cost of goods sold	1,372,238	63.6	1,262,926	62.7

Gross profit	785,466	36.4	750,506	37.3
Selling, general and administrative expenses	630,195	29.2	590,844	29.3

Operating income	155,271	7.2	159,662	7.9
Interest (income) expense, net	283	—	(29)	—

Earnings before income taxes	154,988	7.2	159,691	7.9
Income taxes	56,530	2.6	62,782	3.1

Net earnings	$98,458	4.6%	$96,909	4.8%

Earnings per share (EPS):
Basic	$1.08		$1.03
Diluted	$1.06		$1.01
Shares used in calculation of EPS:
Basic	91,475		94,010
Diluted	92,969		95,714

Williams-Sonoma, Inc.

Condensed Consolidated Balance Sheets (unaudited)

(Dollars and shares in thousands, except per share amounts)

	Aug. 2, 2015	Feb. 1, 2015	Aug. 3, 2014
Assets
Current assets
Cash and cash equivalents	$119,776	$222,927	$70,574
Accounts receivable, net	81,753	67,465	69,653
Merchandise inventories, net	1,031,472	887,701	894,860
Prepaid catalog expenses	38,088	33,942	39,072
Prepaid expenses	56,119	36,265	55,892
Deferred income taxes, net	130,687	130,618	121,527
Other assets	12,808	13,005	9,772

Total current assets	1,470,703	1,391,923	1,261,350

Property and equipment, net	875,002	883,012	849,255
Non-current deferred income taxes, net	-	4,265	856
Other assets, net	50,266	51,077	52,087

Total assets	$2,395,971	$2,330,277	$2,163,548

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$416,276	$397,037	$336,470
Accrued salaries, benefits and other	103,695	136,012	101,818
Customer deposits	288,654	261,679	251,146
Borrowings under revolving line of credit	150,000	-	-
Income taxes payable	14,678	32,488	14,604
Current portion of long-term debt	-	1,968	1,968
Other liabilities	50,237	46,764	44,713

Total current liabilities	1,023,540	875,948	750,719

Deferred rent and lease incentives	179,103	166,925	171,193
Non-current deferred income taxes, net	1,213	-	-
Other long-term obligations	50,739	62,698	63,227

Total liabilities	1,254,595	1,105,571	985,139

Stockholders’ equity
Preferred stock: $.01 par value; 7,500 shares authorized; none issued	-	-	-
Common stock: $.01 par value; 253,125 shares authorized; 90,860, 91,891 and 93,414 shares issued and outstanding at August 2, 2015, February 1, 2015 and August 3, 2014, respectively	909	919	934
Additional paid-in capital	532,835	527,261	514,464
Retained earnings	615,193	701,214	657,721
Accumulated other comprehensive income (loss)	(5,625)	(2,548)	7,741
Treasury stock, at cost	(1,936)	(2,140)	(2,451)

Total stockholders’ equity	1,141,376	1,224,706	1,178,409

Total liabilities and stockholders’ equity	$2,395,971	$2,330,277	$2,163,548

Williams-Sonoma, Inc.

Condensed Consolidated Statements of Cash Flows (unaudited)

Twenty-six weeks ended August 2, 2015 and August 3, 2014

(Dollars in thousands)

	Year-to-Date
	2015	2014
Cash flows from operating activities
Net earnings	$98,458	$96,909
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	83,233	79,332
Loss on disposal/impairment of assets	2,074	952
Amortization of deferred lease incentives	(12,075)	(12,483)
Deferred income taxes	(8,533)	(8,326)
Tax benefit related to stock-based awards	25,917	46,174
Excess tax benefit related to stock-based awards	(11,807)	(22,911)
Stock-based compensation expense	24,913	22,191
Other	69	305
Changes in:
Accounts receivable	(14,854)	(4,227)
Merchandise inventories	(144,934)	(80,158)
Prepaid catalog expenses	(4,146)	(5,516)
Prepaid expenses and other assets	(19,708)	(18,043)
Accounts payable	15,625	(60,527)
Accrued salaries, benefits and other current and long-term liabilities	(30,835)	(28,981)
Customer deposits	27,243	22,767
Deferred rent and lease incentives	24,034	17,516
Income taxes payable	(17,869)	(34,757)

Net cash provided by operating activities	36,805	10,217

Cash flows from investing activities:
Purchases of property and equipment	(86,849)	(83,519)
Restricted cash receipts	-	14,289
Other	278	282

Net cash used in investing activities	(86,571)	(68,948)

Cash flows from financing activities:
Borrowings under revolving line of credit	150,000	-
Repurchase of common stock	(125,000)	(112,054)
Payment of dividends	(64,044)	(63,996)
Tax withholdings related to stock-based awards	(27,175)	(49,434)
Excess tax benefit related to stock-based awards	11,807	22,911
Net proceeds related to stock-based awards	2,647	3,471
Repayments of long-term obligations	(1,968)	(1,785)
Other	-	(6)

Net cash used in financing activities	(53,733)	(200,893)

Effect of exchange rates on cash and cash equivalents	348	77
Net decrease in cash and cash equivalents	(103,151)	(259,547)
Cash and cash equivalents at beginning of period	222,927	330,121

Cash and cash equivalents at end of period	$119,776	$70,574

Exhibit 1

2nd Quarter Operating Margin By Segment*

($ in thousands)

	E-commerce		Retail		Unallocated				Total
	Q2 15	Q2 14	Q2 15	Q2 14	Q2 15		Q2 14		Q2 15	Q2 14
Net Revenues	$569,913	$522,589	$557,115	$516,513	$-		$-		$1,127,028	$1,039,102
Operating Income/(Expense)	122,461	120,612	40,503	37,058	(79,621)		(72,334)		83,343	85,336
Operating Margin	21.5%	23.1%	7.3%	7.2%	(7.1%	)	(7.0%	)	7.4%	8.2%

*	See the Company’s 10-K and 10-Q filings for additional information on segment reporting and the definition of Operating Income/(Expense) and Operating Margin.

Reconciliation of Quarterly and Fiscal Year Actual GAAP to Non-GAAP

Diluted Earnings Per Share**

(Totals rounded to the nearest cent per diluted share)

	Q1 15 ACT	Q2 15 ACT	Q3 15 GUID	FY 15 GUID
2015 GAAP Diluted EPS	$0.48	$0.58	$0.68 - $0.73	$3.35 - $3.45

	Q1 14 ACT	Q2 14 ACT	Q3 14 ACT	FY 14 ACT
2014 GAAP Diluted EPS	$0.48	$0.53	$0.68	$3.24
Impact of Unusual Business Events (1)	-	-	-	(0.04)
2014 Non-GAAP Diluted EPS Excluding Unusual Business Events (2)	$0.48	$0.53	$0.68	$3.20

**	Due to the differences between the quarterly and year-to-date weighted average share count calculations and rounding to the nearest cent per diluted share, totals may not equal the sum of the line items and fiscal year diluted EPS may not equal the sum of the quarters.

Store Statistics

	Store Count					Avg. Leased Square Footage Per Store
	May 3, 2015	Openings	Closings	Aug. 2, 2015	Aug. 3, 2014	Aug. 2, 2015	Aug. 3, 2014
Williams-Sonoma	241	-	-	241	247	6,600	6,600
Pottery Barn	198	2	(1)	199	195	13,700	13,700
Pottery Barn Kids	87	3	(1)	89	84	7,500	7,700
West Elm	72	6	-	78	59	13,400	14,000
Rejuvenation	5	-	-	5	4	10,000	13,200
Total	603	11	(2)	612	589	9,900	9,900

	May 3, 2015	Aug. 2, 2015	Aug. 3, 2014
Total store selling square footage	3,709,000	3,771,000	3,598,000
Total store leased square footage	5,998,000	6,088,000	5,843,000

Notes:

(1)	Impact of Unusual Business Events – During FY 14, we received our share of the VISA/MasterCard antitrust litigation settlement. This settlement (a benefit) totaled approximately $0.04 per diluted share in FY 14, and is recorded in SG&A expenses within the unallocated segment.
(2)	SEC Regulation G – Non-GAAP Information – This table includes non-GAAP diluted EPS. We believe that this non-GAAP financial measure provides meaningful supplemental information for investors regarding the performance of our business and facilitates a meaningful evaluation of our FY 15 guidance on a comparable basis with prior periods. Our management uses this non-GAAP financial measure in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. This non-GAAP financial measure should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.